Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-47014) of Merchants Group, Inc. of our report dated March 26, 2007, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Buffalo, NY
March 28, 2007